EXHIBIT 10.16
TRANSITION AND SEPARATION AGREEMENT AND
GENERAL RELEASE
This Transition and Separation Agreement and General Release (“Agreement”) is entered into by and between Western Midstream Partners, LP (the “Company”) and Michael P. Ure (the “Employee”). The Company, Western Midstream Services, LLC and their respective Affiliates are collectively the “Company Group.”
1.    Transition Period; Separation from Employment. The Employee hereby acknowledges that he will no longer serve in the capacity of officer or director of the Company Group, effective at the close of business on October 28, 2024 (the “Transition Date”). From the Transition Date through the close of business on December 31, 2024 (the “Transition Period”), the Employee will remain employed by the Company in the role of advisor. During the Transition Period, the Employee will report to the Chief Executive Officer of the Company (the “CEO”) and will carry out such duties and responsibilities as are reasonably requested by the CEO, including those deemed reasonably necessary by the CEO to transition the Employee’s responsibilities. The Employee’s employment with the Company will terminate at the close of business on December 31, 2024, or such earlier date as designated by the Company (the “Separation Date”).
2.    Payments and Accruals During the Transition Period. If the Employee timely executes this Agreement and remains an employee of the Company during the Transition Period, he will (a) continue to receive his current base salary during the Transition Period and (b) be eligible to receive the full target bonus under the Annual Incentive Plan in respect of the year 2024. The Target Bonus in respect of the year 2024 will be payable at the time bonus amounts are payable to other employees of the Company Group and will be in lieu of any other amount payable to the Employee under the Annual Incentive Plan in respect of the year 2024. The Employee’s participation in and rights under any Company Group employee benefit plans and programs during the Transition Period will be governed by the terms and conditions of those plans and programs, except that benefit accruals under the Company’s paid time off policy will cease on the Transition Date.
3.    Severance; Conditions for Severance.
(a)    The Employee will receive certain severance payments, including the benefits described in subpart (b) below and listed in the Schedule of Benefits that is attached as Exhibit A, provided that the Employee (i) signs and returns this Agreement to the Company within twenty-one (21) calendar days after his receipt thereof, (ii) signs and returns the Supplemental Release Agreement that is attached as Exhibit B (the “Confirming Release”) no earlier than the Separation Date and within twenty-one (21) calendar days after the Separation Date, (iii) does not revoke the executed Agreement and Confirming Release and (iv) complies with the terms of this Agreement and the Confirming Release. The payments and other benefits provided for under this Agreement provide the Employee with valuable consideration and, absent the Employee meeting the requirements in (i)-(iv) of this Section, the Employee would not otherwise be legally entitled to receive such payments and benefits as a result of the Employee’s employment with the Company Group or the termination of such employment. The Employee understands and agrees that his eligibility for any such payments and other benefits are expressly conditioned upon the Employee’s signing of and compliance with the terms of this Agreement and the Confirming Release, including compliance with Sections 10 and 11 of this Agreement. Should the Employee violate any term(s) of this Agreement or the Confirming Release following the Separation Date, including Sections 10 and 11 of this Agreement, the Employee will not receive any further payments from the Company under this Agreement and shall be obligated to immediately repay to the Company any and all amounts paid under this Agreement. For the avoidance of doubt, this subpart (a)

does not limit the Company’s right to recover damages or obtain any other legal or equitable relief to which it may be entitled by law or equity.
(b)    Subject to meeting the conditions set forth in subpart (a) above, the Company shall pay or provide to the Employee the benefits described below and listed in the Schedule of Benefits that is attached as Exhibit A.
(i)    Cash Severance. The Employee shall be eligible to receive an amount equal to 2.0 times the sum of his (a) current annual base salary and (b) target bonus under the Annual Incentive Plan in respect of the year 2024. Twenty-five percent (25%) of the cash severance amount will be payable as a lump sum within sixty (60) days following the Separation Date and the remainder shall be payable in regular periodic installments in accordance with the standard payroll practice of the Company beginning July 1, 2025 and ending December 31, 2026.
(ii)    Target Bonus. In accordance with Section 2 of this agreement, the Employee shall be entitled to receive a pro rata portion of the target bonus under the Annual Incentive Plan in respect of year 2024 based on the number of days the Employee was employed with the Company from the first date of the Annual Incentive Plan year through the Separation Date over 365. Such prorated target bonus will be payable at the same time bonuses under the Annual Incentive Plan are paid to other senior executive of the Company (and in all events no later than March 15, 2025).
(iii)    Welfare Benefits. For a two-year period beginning on the Separation Date, the Employee shall be entitled to continued participating in the basic life, medical and dental plans in which the Employee participated immediately prior to the Separation Date at the same rates and levels in accordance with the terms of such plans (“Continued Benefits”) and provided the Employee’s continue participation is possible under the general terms and provisions of such plans. If the Employee’s continued participation in any such plan is barred due to the eligibility and participation requirements of such plans as then in effect or applicable tax regulations, the Company shall arrange to provide benefits substantially similar to those to which the Employee was entitled to receive under such plan prior to the Separation Date, and in such event, appropriate adjustments shall be made so that the after-tax value thereof to the Employee is similar to the after-tax value of the benefit plan in which participation is barred. The Continued Benefit shall be subject to the application of any Medicare or other coordination of benefits provisions under the applicable medical and welfare benefit plan. Furthermore, the Continued Benefits are contractual only and are not to be considered a continuation of coverage as provided under COBRA.
(iv)    Long-Term Incentive Awards. Outstanding awards held by the Employee under any equity incentive plan maintained by the Company Group on the Separation Date shall become vested and payable upon such Separation Date, with such awards to be payable within sixty (60) days following the Separation Date (or, if later, within sixty (60) days following the lapse of the substantial risk of forfeiture with respect to such award – e.g., in the case of performance awards) and the achievement of any performance conditions determined as follows: (a) With respect to time-based awards, the award shall vest on a pro rata basis on the Separation Date, with the pro rata portion of the awards determined based on the number of days the Employee was employed with the Company from the grant date of the awards through the Separation Date over the total number of days in the vesting period; and (b) With respect to performance-based awards, the award shall vest on a pro-rata basis with the achievement of any performance conditions determined as set forth in the applicable award agreement (or, if no such treatment is provided, the performance conditions shall be based upon actual performance as determined by the Board of Directors of the Company) and the pro rata portion of the award shall be determined based on the number of days the Employee was employed with the Company from the grant date of the awards through the Separation Date over the total number of days in the vesting period.
(v)    Non-Qualified Deferred Compensation Plan. The company shall make the employer contribution to the Western Midstream Services LLC Non-Qualified Deferred Compensation Plan on behalf of the Employee for the 2024 plan year.
4.    Final Paycheck, Business Expenses, and Employee Benefits. If the Employee signs this Agreement and remains an employee of the Company during the Transition Period, the Employee will be paid the Employee’s final paycheck for the Employee’s employment services through the Separation Date, and for the Employee’s earned and unused paid time off in accordance with the applicable paid time off policy through the Transition Date. The Company also will reimburse the Employee for reasonable business expenses appropriately incurred by the Employee prior to the Separation Date in furtherance of his employment with the Company Group, subject to the applicable business expense reimbursement policy, as amended from time to time. The Employee shall submit all requests to the Company for expense reimbursements within twenty-one (21) calendar days after the Separation Date or such earlier date as may be required under the applicable business expense reimbursement policy. Any requests submitted thereafter shall not be eligible for reimbursement, except as required by applicable law. Except as set forth in this Agreement, or as otherwise required by applicable law (including the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA)), the Employee’s participation in and rights under any Company Group employee benefit plans and programs will be governed by the terms and conditions of those plans and programs, which plans, programs, terms and conditions may be amended, modified, suspended or terminated by the Company Group or applicable member thereof at any time for any or no reason to the extent permitted by law.
5.    Released Parties. The term “Released Parties” as used in this Agreement includes: (a) the Company, Western Midstream Services, LLC, and each of its and their respective past and present parents, divisions, subsidiaries, partnerships, Affiliates, and other related entities (whether or not they are wholly owned); and (b) the past, present, and future direct and indirect owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, agents, representatives, members, managers, associates, employees, insurers and attorneys of each entity listed in subpart (a) above; and (c) the predecessors, successors, and assigns of each entity listed in subparts (a) and (b) above.
6.    Release of All Claims. The Employee, and anyone claiming through the Employee or on the Employee’s behalf, hereby waive and release the Company and the other Released Parties with respect to any and all claims, whether currently known or unknown, that the Employee now has or has ever had against the Company or any of the other Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which the Employee signs this Agreement. Without limiting the generality of the foregoing, the claims waived and released by the Employee hereunder include, but are not limited to:
(a)    all claims arising out of or related in any way to the Employee’s employment, compensation, other terms and conditions of employment, or termination from employment with the Company Group, including without limitation all claims for any compensation payments, bonus, severance pay, equity, or any other compensation or benefit;
(b)    all claims that were or could have been asserted by the Employee or on the Employee’s behalf: (i) in any federal, state, or local court, commission, or agency; or (ii) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and
(c)    all claims that were or could have been asserted by the Employee or on his behalf under any federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Civil Rights Act of 1866; the Equal Pay Act; the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act (OWBPA)); the Employee Retirement Income Security Act of 1974 (ERISA); the Americans with Disabilities Act; the Family and Medical Leave Act of 1993; United States Executive Orders 11246 and 11375; the Texas Commission on Human Rights Act; the Regulations of the Office of Federal Contract Compliance Program; the Rehabilitation Act of 1973; the Worker Adjustment and Retraining Notification Act; the Colorado Anti-Discrimination Act; the Lilly Ledbetter Fair Pay Act of 2009; the Family and Medical Leave Act; the Genetic Information Nondiscrimination Act; and the Fair Credit Reporting Act.
Notwithstanding the foregoing, the releases and waivers in this Section 6 shall not apply to any claim for unemployment or workers’ compensation, or a claim that by law is non-waivable.
7.    No Other Actions or Claims. The Employee represents and warrants that: (a) there has not been filed by the Employee or on the Employee’s behalf any legal or other proceedings against any of the Released Parties (provided, however, that the Employee need not disclose to the Company, and the foregoing representation and warranty in this subpart (a) does not apply to, conduct or matters described in Section 14 below); (b) the Employee is the sole owner of the claims that are released in Section 6 above; (c) none of these claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity; and (d) the Employee has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Agreement. The Employee further agrees that the Employee shall not at any time become a party to, or otherwise become a class- or collective-member or other similar claimant in, any class, collective, representative, multiple-plaintiff, or other consolidated or similar action in any court or arbitration against any of the Released Parties that involves or is based upon any claim waived and released by the Employee in Section 6 above, and will take all steps necessary to opt out of any such actions.
8.    No Other Payments or Benefits. Except as expressly provided in this Agreement, the Employee acknowledges and agrees that the Employee is not entitled to and will not receive any other compensation, payments, benefits, or recovery of any kind from the Company or the other Released Parties, including without limitation any bonus, severance, equity or other payments. In the event of any complaint, charge, proceeding or other claim (collectively, “Claims”) filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released by the Employee in Section 6 above, the Employee hereby waives and agrees not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to the Employee, including without limitation any costs, expenses and attorneys’ fees incurred by or on behalf of the Employee (provided, however, that this Agreement does not limit the Employee’s eligibility to receive an award under applicable law, if any, for providing truthful information to a governmental agency or regulatory entity).
9.    Return of Property. The Employee shall immediately upon the Separation Date return to the Company all information (electronic and hardcopy) and other property of any member of the Company Group in the Employee’s possession or control, including without limitation all confidential and proprietary information of the Company Group and all laptops and other computer equipment, electronic storage devices (e.g., jump drives), smart- or cell-phones, tablets, and similar devices, credit cards, keys and other access cards provided by any Company Group member, and electronic and hardcopy files.
10.    Restrictive Covenants. The Employee acknowledges that the Employee has been given access to, has developed, and has become informed of Confidential Information (defined below), and also has developed a comprehensive familiarity with the Company Group and its business and Personnel (defined below), which the Employee would not have but for the Employee’s employment. The Employee therefore agrees to the following obligations, which are reasonably designed and necessary, and specifically intended, to protect the legitimate business interests of the Company Group, their goodwill, and Confidential Information, without unreasonably restricting the Employee’s post-employment opportunities:
(a)    Except as required by law, as authorized in advance by the Company, and as otherwise provided in Section 14 below, the Employee will not at any time from and after the Employee’s Separation Date directly or indirectly use, disclose, or take any action which may result in the use or disclosure of, any Confidential Information. “Confidential Information” means all confidential competitive, pricing, marketing, proprietary, trade secret (as defined under applicable law) and other information or materials relating or belonging to the Company Group (whether or not reduced to writing) or provided by a customer or other third party on a confidential basis, including without limitation all non-public information furnished or disclosed to or otherwise obtained by the Employee in the course of the Employee’s employment, and further includes without limitation the following non-public information: computer programs; patented or unpatented inventions, discoveries and improvements; marketing, manufacturing, organizational, operating and business plans; strategies; research and development; policies and manuals; sales forecasts; employee personnel files and medical information, and other personnel information (other than the Employee’s own personnel information), including personnel lists, reporting or organizational structure, contact information, and compensation structures; non-public pricing and financial information; current and prospective customer lists and information on customers or their employees; information concerning planned or pending acquisitions, investments or divestitures; and information concerning purchases of major equipment or property. Confidential Information does not include information that lawfully is or becomes generally and publicly known outside of the Company Group, or that has been independently developed and disclosed by others with proper authority to do so, in each case other than through the Employee’s breach of this Agreement or breach by another person or entity of some other obligation to the Company Group or applicable member thereof. Nothing herein prohibits the Employee from disclosing Confidential Information as legally required pursuant to a validly issued subpoena or order of a court, administrative agency or arbitrator (as applicable) of competent jurisdiction, provided that, subject to Section 14 below, the Employee shall first promptly notify the Company if the Employee receives a subpoena, court order or other order requiring any such disclosure, to allow the Company Group or applicable member thereof to seek protection therefrom in advance of any such legally compelled disclosure.
(b)    Except as authorized by the Company in furtherance of the Employee’s employment duties with any member of the Company Group, the Employee shall not during the Restricted Period, directly or indirectly (whether as a sole proprietor, owner, employer, partner, investor, shareholder, officer, member, employee, consultant, or otherwise):
(i)    induce, solicit, entice or attempt to persuade (whether in person, through social media or other electronic or non-electronic communication, or otherwise) any Customer or Prospective Customer to terminate, non-renew, restrict or otherwise modify or alter any contractual relationship, or prospective contractual relationship, with the Company;

(ii)    induce, solicit, entice or attempt to persuade (whether in person, through social media or other electronic or non-electronic communication, or otherwise) any employee or other agent of the Company Group (“Personnel”) to terminate his employment or other relationship with the Company Group or applicable member thereof in order to enter into any employment relationship with or perform services for any other person or entity; or
(iii)    induce, solicit, entice or attempt to persuade (whether in person, through social media or other electronic or non-electronic communication, or otherwise) any supplier, vendor, or other person or entity with which the Company Group or applicable member thereof has a business relationship to terminate, restrict or otherwise modify its business relationship with the Company Group or applicable member thereof.
(c)    Except as authorized by the Company in furtherance of the Employee’s employment duties with any member of the Company Group, the Employee shall not during the Restricted Period, directly or indirectly (whether as a sole proprietor, owner, employer, partner, investor, shareholder, officer, member, employee, consultant, or otherwise) be employed by or otherwise perform services for any Restricted Entity. Notwithstanding the foregoing, the Employee may, directly or indirectly own, solely as an investment, securities of a Restricted Entity that is publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if the Employee (A) is not a controlling person of, or a member of a group which controls, such entity and (B) does not, directly or indirectly, own 2% or more of any class of securities of such entity.
(d)    As used in this Agreement:
(i)    “Restricted Period” means the period beginning on the date of this Agreement and ending on the twenty-four (24) month anniversary of the Separation Date. The running of the time period set forth above shall be tolled during the period of any breach by the Employee of this Section 10 and during the period of any dispute involving the breach, applicability, scope, duration or other aspect of any of the provisions of this Section 10, whether or not any party has filed a lawsuit. The provisions of this Section 10 shall remain in full force and effect for the duration of such breach or dispute, until the breach or dispute is fully and finally resolved by either (x) the written agreement of the parties to each such dispute or (y) a final, non-appealable order from a court of competent jurisdiction, at which point the time-period of such provisions shall again commence running, unless such agreement or order (as applicable) expressly provides otherwise.
(ii)    “Customer” means any customer of the Company or any of its Affiliates with respect to whom, at any time during the twenty-four (24)-month period preceding the Separation Date the Employee had substantial contact or acquired or had access to Confidential Information as a result of or in connection with the Employee’s employment.
(iii)    “Prospective Customer” means any person or entity other than a Customer, including any potential joint venture party, with respect to whom, at any time during the twelve (12) month period preceding the Separation Date, the Employee: (A) submitted or assisted in the submission of a presentation or proposal of any kind on behalf of the Company Group or applicable member thereof, or (B) had substantial contact or acquired or had access to Confidential Information as a result of or in connection with the Employee’s employment.
(iv)    “Restricted Entity” means each entity primarily engaged in, or planning to primarily engage in, the Business (as defined below) in competition, or anticipated competition, in the Market Area (as defined below), with the Company Group.

(v)     “Business” means the (A) gathering, compressing, treating, processing and/or transporting natural gas; (B) gathering, stabilizing and/or transporting condensate, natural gas liquids (“NGLs”) and/or crude oil; (C) gathering and/or disposing of produced water; and/or (D) buying and selling natural gas, NGLs and/or condensate.
(vi)     “Market Area” means any location within seventy-five (75) miles of any location where, as of the Separation Date, the Company Group conducts business or has material plans to conduct business of which the Employee is aware.
11.    Mutual Non-Disparagement. Except as otherwise provided in Section 14 below, for twenty-four (24) months following the Separation Date, (i) the Employee shall refrain from all conduct, verbal or otherwise, that disparages or damages the reputation, goodwill, or standing in the community of the Company or any of the other Released Parties and (ii) the Company, for itself and on behalf of all Affiliates, shall refrain from all conduct, verbal or otherwise, that disparages or damages the reputation, goodwill, or standing in the community of the Employee. In executing this Agreement, the Employee and the Company, for itself and on behalf of all Affiliates, acknowledges and agrees that he has knowingly, voluntarily, and intelligently waived any (a) free speech, free association, free press, or First Amendment to the United States Constitution (including, without limitation, any counterpart or similar provision or right under any State Constitution) rights to disclose, communicate, or publish any statements prohibited by this Section 11, and (b) right to file a motion to dismiss or pursue any other relief under the any Citizens Participation Act or similar state law in connection with any Claim filed against him by the Company or any of the other Released Parties, including without limitation any claim arising from any alleged breach of this Agreement.
12.    Remedies. The Employee acknowledges and agrees that a breach by the Employee of any provision of Section 10 or 11 of this Agreement will result in immediate and irreparable harm to the Company Group for which full damages cannot readily be calculated and for which damages are an inadequate remedy. Accordingly, the Employee agrees that the Company Group or applicable member thereof shall be entitled to injunctive relief to prevent any such actual or threatened breach or any continuing breach by the Employee (without posting a bond or other security), without limiting any other remedies that may be available to them.
13.    Modification; Severability. If any provision contained in Sections 9, 10, 11, or 12 of this Agreement is found by a court of competent jurisdiction to be unenforceable, such provision shall be deemed modified and so enforced to the fullest extent possible. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law (after any appropriate modification or limitation pursuant to the first sentence of this Section 13), such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
14.    Non-Interference; Defend Trade Secrets Act. Notwithstanding any other provision of this Agreement, nothing in this Agreement shall prohibit the Employee from confidentially or otherwise communicating or filing a charge or complaint with a federal, state, local or other governmental agency or regulatory (including self-regulatory) entity including concerning alleged or suspected criminal conduct or unlawful employment practices; participating in a governmental agency or regulatory entity investigation or proceeding; giving truthful testimony or statements or disclosures to a governmental agency or regulatory entity, or if properly subpoenaed or otherwise required to do so under applicable law (including any regulation or legal process); requesting or receiving confidential legal advice (at the Employee’s own expense); or exercising any protected right to communicate about lawfully acquired compensation information or other working conditions. Furthermore, the U.S. Defend Trade

Secrets Act of 2016 provides that: (a) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement prohibits or creates liability for any such protected conduct.
15.    Cooperation. For the twenty-four (24)-month period following the Separation Date, and except as otherwise provided in Section 14, the Employee shall cooperate fully in any administrative, investigative, litigation or other legal matter(s) that may arise or have arisen involving the Company or any of the other Released Parties and which in any way relate to or involve the Employee’s employment with the Company. The Employee’s obligation to cooperate hereunder shall include, without limitation, meeting and conferring with such persons at such times and in such places as the Company and the other Released Parties may reasonably require, and giving truthful evidence and truthful testimony and executing and delivering to the Company and any of the other Released Parties any truthful papers reasonably requested by any of them. The Employee shall be reimbursed for reasonable out-of-pocket expenses that the Employee incurs in rendering cooperation pursuant to this Section 15.
16.    ACKNOWLEDGMENTS. THE EMPLOYEE ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT: (a) THE EMPLOYEE HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS AGREEMENT; (b) IN ACCORDANCE WITH SECTION 6 OF THIS AGREEMENT, THE EMPLOYEE RELEASES AND WAIVES CLAIMS THROUGH THE DATE THE EMPLOYEE SIGNS THIS AGREEMENT, AND AGREES TO ALL OTHER PROVISIONS OF THIS AGREEMENT, KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH THE EMPLOYEE ALREADY IS ENTITLED; (c) THE EMPLOYEE HEREBY IS AND HAS BEEN ADVISED TO HAVE HIS ATTORNEY (CHOSEN BY HIM, AND AT HIS COST) REVIEW THIS AGREEMENT BEFORE SIGNING IT; (d) THE EMPLOYEE HAS TWENTY-ONE (21) CALENDAR DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT; AND (e) WITHIN SEVEN (7) CALENDAR DAYS AFTER THE DATE ON WHICH THE EMPLOYEE SIGNS THIS AGREEMENT, THE EMPLOYEE MAY, AT HIS SOLE OPTION, REVOKE THIS AGREEMENT UPON WRITTEN NOTICE TO THE COMPANY’S SENIOR VICE PRESIDENT OF HUMAN RESOURCES (AT 9950 WOODLOCH FOREST DRIVE, SUITE 2800, THE WOODLANDS, TEXAS 77380), AND THIS AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN (7)-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY THE EMPLOYEE. IF THE EMPLOYEE REVOKES THIS AGREEMENT, IT SHALL BE NULL AND VOID, AND THE EMPLOYEE WILL NOT RECEIVE THE SPECIAL PAYMENTS OR BENEFITS UNDER THIS AGREEMENT. ANY MODIFICATION OF THIS AGREEMENT, WHETHER MATERIAL OR IMMATERIAL, WILL NOT RESTART THE CONSIDERATION PERIOD SET FORTH ABOVE.
THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE: (i) IS NOT RELYING UPON ANY STATEMENTS, UNDERSTANDINGS, REPRESENTATIONS, EXPECTATIONS, OR AGREEMENTS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT; (ii) HAS MADE HIS OWN INVESTIGATION OF THE FACTS AND IS RELYING SOLELY UPON HIS OWN KNOWLEDGE; AND (iii) KNOWINGLY WAIVES ANY CLAIM THAT

THIS AGREEMENT WAS INDUCED BY ANY MISREPRESENTATION OR NONDISCLOSURE AND ANY RIGHT TO RESCIND OR AVOID THIS AGREEMENT BASED UPON PRESENTLY EXISTING FACTS, KNOWN OR UNKNOWN. THE PARTIES STIPULATE THAT THE COMPANY, IN ENTERING INTO THIS AGREEMENT, IS RELYING ON THESE REPRESENTATIONS AND WARRANTIES, ALL OF WHICH SURVIVE THE EXECUTION OF THIS AGREEMENT.
17.    No Admission. Nothing in this Agreement is intended to or shall be construed as an admission by the Company or any of the other Released Parties that any of them violated any law, interfered with any right, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to the Employee or otherwise. The Company and the other Released Parties expressly deny any such illegal or wrongful conduct.
18.    Code Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder and shall be construed and administered in accordance with such intent. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.
19.    Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.
20.    Additional Provisions. The terms, conditions and provisions of this Agreement will be construed, governed and enforced under the laws of Delaware, without regard to its conflicts of law provisions. The parties hereby irrevocably consent to, and agree not to object or assert any defense or challenge to, the exclusive jurisdiction and exclusive venue of the state and federal courts located in Montgomery County, Texas, and agree that any claim which may be brought in a court of law or equity shall be brought exclusively in any such Montgomery County, Texas court. This Agreement and the attachment thereto embody the entire agreement and understanding of the parties hereto with regard to the matters described herein and supersede any and all prior and/or contemporaneous agreements and understandings, oral or written, between said parties regarding such matters, provided that nothing in this Agreement shall limit or release the Employee from any other obligation regarding confidentiality, intellectual or other property, or post-employment competitive activities that the Employee has or may have to the Company Group or applicable member thereof, except as otherwise provided in Section 14 above. Except as otherwise provided in Section 13 above, this Agreement may be modified only in a written agreement signed by both parties, and any party’s failure to enforce this Agreement in the event of one or more events which violate this Agreement shall not constitute a waiver of any right to enforce this Agreement against subsequent violations. This Agreement is enforceable by the Company Group or applicable member thereof and may be assigned or transferred by the Company to, and shall be binding upon and inure to the benefit of, any parent or other affiliate of the Company or any person which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets, stock or business of the Company or of any division thereof. The Employee may not assign any of the Employee’s rights or obligations under this Agreement. The titles and headings of the sections in the Agreement are for convenience of reference only, and in the event of any conflict, the text of the Agreement, rather than such titles or headings, shall control. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND KNOWINGLY AND VOLUNTARILY INTEND TO BE BOUND THERETO:

MICHAEL P. URE		WESTERN MIDSTREAM PARTNERS, LP
/s/ Michael P. Ure		By:	/s/ Crystal J. Sled
Date:	October 28, 2024	Name:	Crystal J. Sled
		Title:	Senior Vice President, HCM and DEI of Western Midstream Holdings, LLC, its general partner
		Date:	October 28, 2024

Attachment A Schedule of Benefits
Attachment A Supplemental Release Agreement

EXHIBIT A
SCHEDULE OF BENEFITS

Benefit				Amount
Cash Severance				$4,185,000
Target Bonus				$1,162,500
2024 Non-Qualified Contribution (estimated)				$338,880
Long-Term Incentive Awards				$11,725,943
WES Unit Price $38.63	Unvested Units (#)	Prorated Units (#)	Prorated Value ($)
2022 RSU Grant:	28,902	25,506	$985,297
2023 RSU Grant:	70,176	30,966	$1,196,217
2024 RSU Grant:	150,592	44,284	$1,710,691
2022 ROA Grant	43,353	43,313	$1,673,181
2022 TUR Grant	43,353	43,314	$1,673,220
2023 ROA Grant	52,632	35,056	$1,354,213
2023 TUR Grant	52,632	35,056	$1,354,213
2024 ROA Grant	75,296	23,025	$889,456
2024 TUR Grant	75,296	23,025	$889,456

Total				$17,412,323

*Prorated Value of Long-Term Incentive Awards based on assumed price of $38.63 per unit and payout of performance awards based on assumed achievement of 100% of performance targets. All awards to be settled in units.

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EXHIBIT B
SUPPLEMENTAL RELEASE AGREEMENT
I, Michael P. Ure, do freely and voluntarily enter into this Supplemental Release Agreement (this “Agreement”), intending to be legally bound, according to the terms set forth below. I acknowledge that my employment with Western Midstream Partners, LP (the “Company”), Western Midstream Services, LLC and their respective Affiliates (Western Midstream Services, LLC and their respective Affiliates together with the Company, the “Company Group”) has been terminated at the close of business on December 31, 2024 (the “Separation Date”).
I acknowledge that the Company Group has agreed to provide me certain benefits (the “Separation Benefits”) pursuant to the Transition and Separation Agreement and General Release (the “Separation Agreement”) between the Company and me, contingent upon my execution and return of this Agreement. The terms of the Separation Agreement, which are incorporated by reference into this Agreement as though set forth in full, remain in full force and effect.
For this valuable consideration, I hereby agree and state as follows:
1.    I, and anyone claiming through me or on my behalf, hereby waive and release the Company and the other Released Parties with respect to any and all claims, whether currently known or unknown, that I now have or have ever had against the Company or any of the other Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which I sign this Agreement. The term “Released Parties” as used in this Agreement includes: (a) the Company, Western Midstream Services, LLC, and each of its and their respective past and present parents, divisions, subsidiaries, partnerships, Affiliates, and other related entities (whether or not they are wholly owned); and (b) the past, present, and future direct and indirect owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, agents, representatives, members, managers, associates, employees, insurers and attorneys of each entity listed in subpart (a) above; and (c) the predecessors, successors, and assigns of each entity listed in subparts (a) and (b) above.
2.    Without limiting the generality of the foregoing, the claims waived and released by me hereunder include, but are not limited to:
a.    all claims arising out of or related in any way to my employment, compensation, other terms and conditions of employment, or termination from employment with the Company Group, including without limitation all claims for any compensation payments, bonus, severance pay, equity, or any other compensation or benefit;
b.    all claims that were or could have been asserted by me or on my behalf: (i) in any federal, state, or local court, commission, or agency; or (ii) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and
c.    all claims that were or could have been asserted by me or on my behalf under any federal, state, local, employment, services or other law, regulation, ordinance, constitutional
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provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Civil Rights Act of 1866; the Equal Pay Act; the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act (OWBPA)); the Employee Retirement Income Security Act of 1974 (ERISA); the Americans with Disabilities Act; the Family and Medical Leave Act of 1993; United States Executive Orders 11246 and 11375; the Texas Commission on Human Rights Act; the Regulations of the Office of Federal Contract Compliance Program; the Rehabilitation Act of 1973; the Worker Adjustment and Retraining Notification Act; the Colorado Anti-Discrimination Act; the Lilly Ledbetter Fair Pay Act of 2009; the Family and Medical Leave Act; the Genetic Information Nondiscrimination Act; and the Fair Credit Reporting Act.
3.    Notwithstanding the foregoing, the releases and waivers in this Agreement shall not apply to any claim for unemployment or workers’ compensation, or a claim that by law is non-waivable.
4.    I hereby represent and warrant that: (a) there has not been filed by me or on my behalf any legal or other proceedings against any of the Released Parties (provided, however, that I need not disclose to the Company, and the foregoing representation and warranty in this subpart (a) does not apply to, conduct or matters described in Section 14 of the Separation Agreement); (b) I am the sole owner of the claims that are released under this Agreement; (c) none of the claims released under this agreement have been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity; and (d) I have the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Agreement.
5.    I shall not at any time become a party to, or otherwise become a class- or collective-member or other similar claimant in, any class, collective, representative, multiple-plaintiff, or other consolidated or similar action in any court or arbitration against any of the Released Parties that involves or is based upon any claim waived and released by me in this Agreement, and will take all steps necessary to opt out of any such actions.
6.    Except as expressly provided in this Agreement and the Separation Agreement, I am not entitled to and will not receive any other compensation, payments, benefits, or recovery of any kind from the Company or the other Released Parties, including without limitation any bonus, severance, equity or other payments.
7.    In the event of any complaint, charge, proceeding or other claim (collectively, “Claims”) filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released by me under this Agreement, I hereby waive and agree not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to me, including without limitation any costs, expenses and attorneys’ fees incurred by me or on my behalf (provided, however, that this Agreement does not limit my eligibility to receive an award under applicable law, if any, for providing truthful information to a governmental agency or regulatory entity).
8.    Notwithstanding any other provision of this Agreement, nothing in this Agreement shall prohibit me from confidentially or otherwise communicating or filing a charge or complaint with a federal, state, local or other governmental agency or regulatory (including self-regulatory) entity
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including concerning alleged or suspected criminal conduct or unlawful employment practices; participating in a governmental agency or regulatory entity investigation or proceeding; giving truthful testimony or statements or disclosures to a governmental agency or regulatory entity, or if properly subpoenaed or otherwise required to do so under applicable law (including any regulation or legal process); requesting or receiving confidential legal advice (at my own expense); or exercising any protected right to communicate about lawfully acquired compensation information or other working conditions. Furthermore, the U.S. Defend Trade Secrets Act of 2016 provides that: (a) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement prohibits or creates liability for any such protected conduct.

9.    I ACKNOWLEDGE, UNDERSTAND, AND AGREE THAT: (a) I HAVE READ AND UNDERSTAND THE TERMS AND EFFECT OF THIS AGREEMENT; (b) IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, I RELEASE AND WAIVE CLAIMS THROUGH THE DATE I SIGN THIS AGREEMENT, AND AGREES TO ALL OTHER PROVISIONS OF THIS AGREEMENT, KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH I AM ALREADY ENTITLED; (c) I HEREBY AM AND HAVE BEEN ADVISED TO HAVE MY ATTORNEY (CHOSEN BY ME, AND AT MY COST) REVIEW THIS AGREEMENT BEFORE SIGNING IT; (d) I HAVE TWENTY-ONE (21) CALENDAR DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT; AND (e) WITHIN SEVEN (7) CALENDAR DAYS AFTER THE DATE ON WHICH I SIGN THIS AGREEMENT, I MAY, AT MY SOLE OPTION, REVOKE THIS AGREEMENT UPON WRITTEN NOTICE TO THE COMPANY’S SENIOR VICE PRESIDENT OF HUMAN RESOURCES (AT 9950 WOODLOCH FOREST DRIVE, SUITE 2800, THE WOODLANDS, TEXAS 77380), AND THIS AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN (7)-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY ME. IF I REVOKE THIS AGREEMENT, IT SHALL BE NULL AND VOID, AND I WILL NOT RECEIVE THE SPECIAL PAYMENTS OR BENEFITS UNDER THE SEPARATION AGREEMENT. ANY MODIFICATION OF THIS AGREEMENT, WHETHER MATERIAL OR IMMATERIAL, WILL NOT RESTART THE CONSIDERATION PERIOD SET FORTH ABOVE.
10.    I FURTHER ACKNOWLEDGE THAT I: (i) AM NOT RELYING UPON ANY STATEMENTS, UNDERSTANDINGS, REPRESENTATIONS, EXPECTATIONS, OR AGREEMENTS OTHER THAN THOSE EXPRESSLY SET FORTH IN THE SEPARATON AGREEMENT AND THIS AGREEMENT; (ii) HAVE MADE MY OWN INVESTIGATION OF THE FACTS AND AM RELYING SOLELY UPON MY OWN KNOWLEDGE; AND (iii) KNOWINGLY WAIVE ANY CLAIM THAT THIS AGREEMENT WAS INDUCED BY ANY MISREPRESENTATION OR NONDISCLOSURE AND ANY RIGHT TO RESCIND OR
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AVOID THIS AGREEMENT BASED UPON PRESENTLY EXISTING FACTS, KNOWN OR UNKNOWN. THE PARTIES STIPULATE THAT THE COMPANY, IN ENTERING INTO THIS AGREEMENT, IS RELYING ON THESE REPRESENTATIONS AND WARRANTIES, ALL OF WHICH SURVIVE THE EXECUTION OF THIS AGREEMENT.
11.    This Agreement is made and is effective as of the date first written below.
12.    This Agreement becomes null and void and has no further force or effect if the Company does not receive the executed Agreement on or after December 31, 2024, but not later than 5:00 p.m. CT on January 21, 2025.
IN WITNESS WHEREOF, I have placed my signature this ____ day of __________, 202__.

EMPLOYEE:

Michael P. Ure
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